EXHIBIT 11


                          ACTV, INC. AND SUBSIDIARIES
                         COMPUTATION OF LOSS PER SHARE
                                  (UNAUDITED)

                    THREE MONTHS ENDED MARCH 31,              2001         2000
                                                        ------------  ------------
Weighted average shares outstanding..................     52,358,579    45,215,172
                                                        ------------  ------------
Total................................................     52,358,579    45,215,172
                                                        ============  ============

Net loss applicable to common stockholders...........   $(10,338,690) $ (5,236,250)
                                                        ============  ============

                                                        ------------  ------------
Basic and diluted loss per common share..............   $       (.20) $       (.12)
                                                        ============  ============